UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 28, 2008
S1 Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24931 (Commission File Number)	58-2395199 (IRS Employer Identification No.)

705 Westech Drive, Norcross, Georgia (Address of principal executive offices)	30092 (Zip code)
Registrant’s telephone number, including area code: (404) 923-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e)	On May 28, 2008, the Company’s Board of Directors, upon the recommendation of the Company’s Compensation Committee, took the following actions:
1)	Increased, effective July 1, 2008, the base salary of (i) Johann Dreyer, Chief Executive Officer, to $415,000, (ii) Jan Kruger, Enterprise Group President, to $325,000, and (iii) John Stone, Chief Financial Officer, to $230,000; and
2)	Increased, effective July 1, 2008, the target cash bonus amount under the Company’s 2008 Management Incentive Plan of (i) Johann Dreyer to $260,000, (ii) Jan Kruger to $225,000, and (iii) John Stone to $130,000.

ITEM 8.01.	OTHER EVENTS.
     At the Company’s Annual Meeting held on May 28, 2008, our stockholders elected the following directors to office: Ram Gupta, Greg Owens and Jeff Smith. Our stockholders also ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and approved the Company’s 2003 Stock Incentive Plan, Amended and Restated Effective February 26, 2008 (the “Plan”). The Plan is filed with, and described in detail in, the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)
/s/ Gregory D. Orenstein
Gregory D. Orenstein
SVP, Chief Legal Officer and Secretary

Date: May 30, 2008